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                                                                   Exhibit 10.25


                                     KEYCORP

                        DIRECTORS' SURVIVOR BENEFIT PLAN

                        Effective as of September 1, 1990


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                                TABLE OF CONTENTS

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
ARTICLE I         PURPOSE EFFECTIVE DATE                                     1

ARTICLE II        DEFINITIONS                                                1

                  2.1      Beneficiary                                       1
                  2.2      Board                                             1
                  2.3      Committee                                         1
                  2.4      Company                                           1
                  2.5      Participant                                       2
                  2.6      Participation Agreement                           2
                  2.7      Year of Service                                   2

ARTICLE III       PARTICIPATION                                              2

                  3.1      Eligibility and Participation                     2
                  3.2      Suicide                                           2

ARTICLE IV        BENEFITS                                                   3

                  4.1      Death During Active Service
                           on the Board                                      3
                  4.2      Death After Termination of
                           Board Service                                     3
                  4.3      Payment of Benefits                               4

ARTICLE V         BENEFICIARY DESIGNATION                                    4

                  5.1      Beneficiary Designation                           4
                  5.2      Changing Beneficiary                              4
                  5.3      Community Property                                4
                  5.4      No Beneficiary Designation                        6

ARTICLE VI        ADMINISTRATION                                             6

                  6.1      Committee Duties                                  6
                  6.2      Agents                                            7
                  6.3      Binding Effect of Decisions                       7
                  6.4      Indemnity of the Committee                        7

                                                                             (i)


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                                TABLE OF CONTENTS

                                   (Continued)

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
ARTICLE VII       CLAIMS PROCEDURE                                           7

                  7.1      Claim                                             7
                  7.2      Review of Claim                                   8
                  7.3      Notice of Denial of Claim                         8
                  7.4      Reconsideration of Denied Claim                   9
                  7.5      Company to Supply Information                    10

ARTICLE VIII      TERMINATION AMENDMENT                                     11

                  8.1      Amendment                                        11
                  8.2      Termination                                      11

ARTICLE IX        MISCELLANEOUS                                             11

                  9.1      Unsecured General Creditor                       11
                  9.2      Trust Fund                                       12
                  9.3      Nonassignability                                 12
                  9.4      Not A Contract of Employment                     13
                  9.5      Protective Provisions                            13
                  9.6      Governing Law                                    13
                  9.7      Validity                                         13
                  9.8      Notice                                           13
                  9.9      Successors                                       14




                                                                            (ii)


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                                     KEYCORP

                        DIRECTORS' SURVIVOR BENEFIT PLAN

                                    ARTICLE I

                             PURPOSE: EFFECTIVE DATE
                             -----------------------

         The purpose of this Directors' Survivor Benefit Plan (hereinafter referred to as the "Plan"), is to provide death benefits to the Beneficiaries of eligible Directors of KeyCorp. It is intended that the Plan will aid in retaining and attracting Directors of exceptional ability by providing them with these benefits. This Plan shall be effective as of September 1, 1990.

                                   ARTICLE II

                                   DEFINITIONS
                                   -----------

         For purposes of this plan, the following terms shall have the meanings indicated, unless the context clearly indicates otherwise:

         2.1 BENEFICIARY. "Beneficiary" means the person, persons or entity entitles under Article V to receive Plan benefits payable upon a Participant's death.

         2.2 BOARD. "Board" means the Board of Directors of KeyCorp.

         2.3 COMMITTEE. "Committee" means the Compensation Committee of the
Board.

         2.4 COMPANY. "Company means KeyCorp, a New York Corporation, or any successor to the business thereof.

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         2.5 PARTICIPANT. "Participant" means any individual who meets the conditions for participation described in Article III.

         2.6 PARTICIPATION AGREEMENT. "Participation Agreement" means the agreement filed by a Participant on a form prescribed by the Committee which acknowledges assent to the terms of the Plan.

         2.7 YEAR OF SERVICE. "Year of Service" means twelve (12) months of service on the Board.

                                   ARTICLE III

                                  PARTICIPATION
                                  -------------

         3.1 ELIGIBILITY AND PARTICIPATION.

                  (a) ELIGIBILITY. Eligibility to participate in the Plan shall be limited to Directors of the Company.

                  (b) PARTICIPATION. A Director's participation in the Plan shall be effective upon notification of the Director of eligibility to participate, completion of a Participation Agreement by the Director and acceptance of the Participation Agreement by the Committee.

         3.2 SUICIDE. No benefits shall be paid under this Plan upon the death of a Participant by reason of suicide within twenty-four (24) months after signing a Participation Agreement.

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                                   ARTICLE IV

                                    BENEFITS
                                    --------

         4.1 DEATH DURING ACTIVE SERVICE ON THE BOARD. Upon the death of a Participant who is a member of the Board of Directors, the Company shall pay the Participant's Beneficiary one hundred thousand dollars ($100,000) plus the amount needed to pay all federal and state income taxes on the benefit herein provided, based upon the highest combined federal and state marginal tax rate applicable to the Beneficiary in the year of the Participant's death.

         4.2 DEATH AFTER TERMINATION OF BOARD SERVICE.

                  (a) If a Participant terminates service on the Board after five (5) or more Years of Service, upon the death of the Participant, the Company shall pay the Participant's Beneficiary one hundred thousand dollars ($100,000) plus the amount needed to pay all federal and state income taxes on the benefit provided, based upon the highest combined federal and state marginal tax rate applicable to the Beneficiary in the year of the Participant's death.

                  (b) If a Participant terminates service on the Board with less than five (5) Years of Service, no benefits shall be payable under this Plan to either the Participant or the Participant's Beneficiary.

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         4.3 PAYMENT OF BENEFITS. Any benefits due to a Beneficiary under this plan shall be payable within one hundred twenty (120) days after all documents prescribed by the Committee have been forwarded to the Company.

                                    ARTICLE V

                             BENEFICIARY DESIGNATION
                             -----------------------

         5.1 BENEFICIARY DESIGNATION. Subject to Section 5.3, each Participant shall have the right, at any time, to designate one or more persons or an entity as Beneficiary (both primary as well as secondary) to whom benefits under this Plan shall be paid in the event of the Participant's death. Each Beneficiary designation shall be in written form prescribed by the Committee and shall be effective only when filed with the Committee during the Participant's lifetime.

         5.2 CHANGING BENEFICIARY. Subject to Section 5.3, any Beneficiary designation may be changed by a Participant without the consent of the previously named Beneficiary by the filing of a new designation with the Committee. The filing of a new designation shall cancel all designations previously filed.

         5.3 COMMUNITY PROPERTY. If the Participant resides in a community property state, the following rules shall apply:

                  (a) Designation by a married Participant of a Beneficiary other than the Participant's spouse shall not be effective unless the spouse executes a written consent that acknowledges the effect of the designation, or it is

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established the consent cannot be obtained because the spouse cannot be located.

                  (b) A married Participant's Beneficiary designation may be changed by a Participant with the consent of the Participant's spouse as provided for in Section 5.3(a) by the filing of a new designation with the Committee.

                  (c) If the Participant's marital status changes after the Participant has designated a Beneficiary, the following shall apply:

                           (i) If the Participant is married at the time of
                  death but was unmarried when the designation was made, the designation shall be void unless the spouse has consented to it in the manner prescribed in Section 5.3(a).

                           (ii) If the Participant is unmarried at the time of
                  death but was married when the designation was made:

                                    a) The designation shall be void if the
                           spouse was named as Beneficiary.

                                    b) The designation shall remain valid if a
                           nonspouse Beneficiary was named.

                           (iii) If the Participant was married when the
                  designation was made and is married to a different spouse at death, the designation shall be void unless

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         the new spouse has consented to it in the manner prescribed above.

         5.4 NO BENEFICIARY DESIGNATION. If any Participant fails to designate a Beneficiary in the manner provided above, if the designation is void, or if the Beneficiary designated by a deceased Participant dies before the Participant or before complete distribution of the Participant's benefits, the Participant's Beneficiary shall be the person in the first of the following classes in which there is a survivor:

                  (a) The Participant's spouse;

                  (b) The Participant's children in equal shares, except that if any of the children predeceases the Participant but leaves issue surviving, then such issue shall take by right of representation the share the parent would have taken if living;

                  (c) The Participant's estate.

                                   ARTICLE VI

                                 ADMINISTRATION
                                 --------------

         6.1 COMMITTEE DUTIES. This Plan shall be administered by the Compensation Committee of the Board. The Committee shall have the authority to make, amend, interpret and enforce all appropriate rules and regulations for the administration of the Plan and decide or resolve any and all questions, including interpretations of the Plan, as may arise in such administration.

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A majority vote of the Committee members shall control any decision. Members of the Committee may be Participants under this Plan.

         6.2 AGENTS. The Committee may, from time to time, employ other agents and delegate to them such administrative duties as it sees fit, and may from time to time consult with counsel who may be counsel to Company.

         6.3 BINDING EFFECT OF DECISIONS. The decision or action of the Committee in respect of any questions arising out of or in connection with the administration, interpretation and application of the Plan in the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having any interest in Plan.

         6.4 INDEMNITY OF THE COMMITTEE. Company shall indemnify and hold harmless the Committee against any and all claims, loss, damage, expense or liability arising from any action or failure to act with respect to this Plan, except in the case of gross negligence or willful misconduct.

                                   ARTICLE VII

                                CLAIMS PROCEDURE
                                ----------------

         7.1 CLAIM. The Committee shall establish rules and procedures to be followed by Participants and Beneficiaries in (a) filing claims for benefits, and (b) for furnishing and verifying proofs necessary to establish the right to benefits in accordance with the Plan, consistent with the remainder of this

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Article. Such rules and procedures shall require that claims and proofs be made in writing and directed to the Committee.

         7.2 REVIEW OF CLAIM. The Committee shall review all claims for benefits. Upon receipt by the Committee of such a claim, it shall determine all facts which are necessary to establish the right of the claimant to benefits under the provisions of the Plan and the amount thereof as herein provided within ninety (90) days of receipt of such claim. If prior to the expiration of the initial ninety (90) day period, the Committee determines additional time is needed to come to a determination on the claim, the Committee shall provide written notice to the Participant, Beneficiary or other claimant of the need for the extension, not to exceed a total of one hundred eighty (180) days from the date the application was received.

         7.3 NOTICE OF DENIAL OF CLAIM. In the event that any Participant, Beneficiary or other claimant claims to be entitled to a benefit under the Plan, and the Committee determines that such claim should be denied in whole or in part, the Committee shall, in writing, notify such claimant that the claim has been denied, in whole or in part, setting forth the specific reasons for such denial. Such notification shall be written in a manner reasonably expected to be understood by such claimant and shall refer to the specific sections of the Plan relied on, shall describe any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary, and where appropriate,

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shall include an explanation of how the claimant can obtain reconsideration of such denial.

         7.4 RECONSIDERATION OF DENIED CLAIM.

                  (a) Within sixty (60) days after receipt of the notice of the denial of a claim, such claimant or duly authorized representative may request, by mailing or delivery of such written notice to the Committee, a reconsideration by the Committee of the decision denying the claim. If the claimant or duly authorized representative fails to request such a reconsideration within such sixty (60) day period, it shall be conclusively determined for all purposes of this Plan that the denial of such claim by the Committee is correct. If such claimant or duly authorized representative requests a reconsideration within such sixty (60) day period, the claimant or duly authorized representative shall have thirty (30) days after filing a request for reconsideration to submit additional written material in support of this claim, review pertinent documents, and submit issues and comments in writing.

                  (b) After such reconsideration request, the Committee shall determine within sixty (60) days of receipt of the claimant's request for reconsideration whether such denial of the claim was correct and shall notify such claimant in writing of its determination. The written notice of decision shall be in writing and shall include specific reasons for the decision, written in a manner calculated to

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         be understood by the claimant, as well as specific references to the pertinent Plan provisions on which the decision is based. In the event of special circumstances determined by the Committee, the time for the Committee to make a decision may be extended by an additional sixty
         (60) days upon written notice to the claimant prior to the commencement of the extension. If such determination is favorable to the claimant, it shall be binding and conclusive. If such determination is adverse to such claimant, it shall be binding and conclusive unless the claimant or his duly authorized representative notifies the Committee within ninety (90) days after mailing or delivery to the claimant by the Committee of its determination that claimant intends to institute legal proceedings challenging the determination of the Committee and actually institutes such legal proceeding within one hundred eighty (180) days after such mailing or delivery.

         7.5 COMPANY TO SUPPLY INFORMATION. To enable the Committee to perform its functions, the Company shall supply full and timely information to the Committee of all matters relating to the retirement, death or other cause for termination of employment of all Participants, and such other pertinent facts as the Committee may require.

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                                  ARTICLE VIII

                              TERMINATION AMENDMENT
                              ---------------------

         8.1 AMENDMENT. The Board may, in its sole discretion, amend this Plan at any time or from time to time. Any amendment may provide different benefits or amounts of benefits from those herein set forth. However, no such amendment shall reduce the amount of benefit payable with respect to a Participant who has terminated service on the Board before the effective date of the amendment.

         8.2 TERMINATION. The Board may, in its sole discretion, terminate this Plan at any time. The Participants shall have no right to continuation of the death benefit protection provided by this Plan. However, no such termination shall prevent the payment of benefits with respect to Participants who have terminated service on the Board before the effective date of termination.

                                   ARTICLE IX

                                  MISCELLANEOUS
                                  -------------

         9.1 UNSECURED GENERAL CREDITOR. Participants and their Beneficiaries, heirs, successors and assigns shall have no legal or equitable rights, interest or claims in any property or assets of Company, nor shall they be Beneficiaries of, or have any rights, claims or interests in any life insurance policies or the proceeds therefrom owned or which may be acquired by the Company. Any and all other Company assets and policies shall be, and

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remain, the general, unpledged, and unrestricted assets of the Company.
Company's obligation under the Plan shall be that of an unfunded and unsecured promise of Company to pay money.

         9.2 TRUST FUND. At its discretion, Company may establish one or more trusts, with such trustees as the Board may approve, for the purpose of providing for the payment of benefits owed under the Plan. Although such a trust shall be irrevocable, its assets shall be held for payment of all Company's general creditors in the event of insolvency or bankruptcy. To the extent any benefits provided under the Plan are paid from any such trust, Company shall have no further obligation to pay them. If not paid from the trust, such benefits shall remain the obligation of Company.

         9.3 NONASSIGNABILITY. A Participant, Beneficiary nor any other person shall have no right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate or convey in advance of actual receipt the amounts, if any, payable hereunder, or any part thereof. Such amounts and all rights under this Plan are expressly declared to be unassignable and nontransferable. No part of the amounts payable shall, prior to actual payment, be subject to seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by Participant or any other person, nor be transferable by operation of law in the event of a Participant's or any other person's bankruptcy or insolvency.

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         9.4 NOT A CONTRACT OF EMPLOYMENT. The terms and conditions of this Plan shall not be deemed to constitute a contract of employment between Company and the Participant, and the Participant or Beneficiary shall have no rights against Company except as may otherwise be specifically provided herein. Moreover, nothing in this Plan shall be deemed to give a Participant the right to be retained in the service of Company or to interfere with the right of Company to discipline or discharge the Participant at any time.

         9.5 PROTECTIVE PROVISIONS. A Participant or Beneficiary will cooperate with Company by furnishing any and all information requested by Company, in order to facilitate the payment of benefits hereunder, and by taking such physical examinations as Company may deem necessary and taking such other action as may be requested by Company.

         9.6 GOVERNING LAW. The provision of this Plan shall be construed and interpreted according to the laws of the State of New York.

         9.7 VALIDITY. In case any provision of this Plan shall be held illegal or invalid for any reasons, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal and invalid provision had never been inserted herein.

         9.8 NOTICE. Any notice or firing required or permitted to be given to the Committee under the Plan shall be sufficient if in writing and hand delivered, or sent by registered or

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certified mail to the Committee. Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.

         9.9 SUCCESSORS. Provisions of this Plan shall bind and inure to the benefit of KeyCorp and its successors and assigns. The term successors as used herein shall include any corporate or other business entity which shall, whether by merger, consolidation, purchase or otherwise acquire all or substantially all of the business and assets of KeyCorp, and successors of any such corporation or other business entity. IN WITNESS WHEREOF, and pursuant to resolution of the Board of KeyCorp, such corporation has caused this instrument to be executed by its duly authorized officers effective as of September 1, 1990.

                                     KEYCORP
                           By: ______________________

                                    Chairman
                           By: ______________________


                           Dated: ______________________

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